Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports First Quarter 2019 Results

For Release April 30, 2019

•                  Gross loans receivable of $2.2 billion increased 6%, compared with December 31, 2018

•                  Total assets of $4.0 billion increased $92.6 million, or 2%, compared with December 31, 2018

•                  Return on average assets was 1.14% for three months ended March 31, 2019

•                  Net interest income increased $4.0 million, or 20%, to $24.1 million, compared to the three months ended March 31, 2018.

•                  Net interest margin increased 25 basis points to 2.77%, compared to the three months ended March 31, 2018.

•                  Successfully raised $50 million in capital from preferred stock offering

CARMEL, Indiana — (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported first quarter 2019 net income of $10.6 million, or $0.34 per common share, compared with $15.1 million, or $0.50 per common share in the first quarter of 2018.

“During the first quarter of 2019, our loan growth and net interest income growth remained strong, with a 1.14% return on average assets, despite the lower gain on sale of loans that resulted in lower net income,” said Michael Petrie, Chairman and CEO of Merchants.  “We have also continued to make significant investments across all our businesses to ensure we are uniquely positioned to capitalize on future growth opportunities. While part of our business continues to be subject to some volatility on a quarterly basis, we continue to view our annual outlook positively and expect to effectively utilize the additional $50 million of capital raised from our preferred offering in a way that will add value to our investors, customers, and employees,” added Petrie.

Total Assets

Total assets increased $92.6 million, or 2%, to $4.0 billion at March 31, 2019, compared with $3.9 billion at December 31, 2018. The increase was due primarily to loan growth, partially offset by sales of available for sale securities and a decrease in trading securities.  Return on average assets was 1.14% for the three months ended March 31, 2019, compared with 1.79% for the three months ended March 31, 2018.

Total loans receivable before allowance for loan losses increased $123.5 million, or 6%, to $2.2 billion at March 31, 2019, compared with $2.1 billion at December 31, 2018. This increase was primarily a result of growth in mortgage warehouse lines of credit, as well as multi-family and healthcare financing.

Asset Quality

The allowance for loan losses increased $652,000, to $13.4 million, at March 31, 2019, compared with $12.7 million at December 31, 2018, reflecting growth in loans held for investment.  Non-performing loans were $2.6 million, or 0.12% of total loans at March 31, 2019, compared with $2.4 million, or 0.12% of total loans at December 31, 2018.

Total Deposits

Total deposits decreased $110.1 million, or 3%, to $3.1 billion at March 31, 2019, compared with $3.2 billion at December 31, 2018. The decrease was due primarily to fewer brokered demand deposits, partially offset by growth in savings accounts during the quarter.   The reduction in demand accounts reflected a strategy to reduce reliance on brokered deposits, in favor of additional borrowing for more effective liquidity management.  Total brokered deposits decreased by 23%, to $757.1 million, or 24% of total deposits at March 31, 2019, compared with 31% at December 31, 2018.

Interest Income

Interest income increased $10.6 million, or 37%, to $39.7 million for the three months ended March 31, 2019, compared with $29.0 million for the three months ended March 31, 2018. This increase was due to both higher loan yields and loan growth.  The average balance of loans, including loans held for sale, during the three months ended March 31, 2019, increased by $498.7 million, or 22%, to $2.7 billion, compared with $2.2 billion for the three months ended March 31, 2018.  The average yield on loans increased 65 basis points, to 5.09%, for the three months ended March 31, 2019, compared with 4.44% for the three months ended March 31, 2018.

Interest Expense

Total interest expense increased $6.6 million, or 74%, to $15.5 million for the three months ended March 31, 2019, compared with the three months ended March 31, 2018. Interest expense on deposits increased $7.2 million, or 103%, to $14.2 million for the three months ended March 31, 2019, compared with the three months ended March 31, 2018. The increase in the cost of deposits was due primarily to

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the overall increase in interest rates since last year, but also the higher volume of interest-bearing checking deposits. There was a 67 basis point increase in the average cost of interest-bearing deposits, to 1.94%, for the three months ended March 31, 2019, compared with 1.27% for the same period in 2018, and an increase in the average balance of interest-bearing deposits of $730.9 million, or 33%, to $3.0 billion for the three months ended March 31, 2019.

Net Interest Income

Net interest income increased $4.0 million, or 20%, to $24.1 million for the three months ended March 31, 2019 compared to the three months ended March 31, 2018.  The increase was primarily due to the growth in loans and loans held for sale and a 44 basis point increase in our interest rate spread, to 2.50%, for the three months ended March 31, 2019, from 2.06% for the three months ended March 31, 2018.   The net interest margin increased 25 basis points to 2.77% for the three months ended March 31, 2019, from 2.52% for the three months ended March 31, 2018.

Noninterest Income

Noninterest income decreased $7.6 million, or 68%, to $3.7 million for the three months ended March 31, 2019, compared with the three months ended March 31, 2018. The decrease was due to a $8.2 million decrease in gain on sale of loans.  The lower gain on sale of loans reflects the volatility reported from quarter to quarter based on loan closing volumes, which were also negatively impacted by loan processing delays caused by the federal government shutdown during January 2019.  Loan servicing fees were also reduced by a $1.5 million fair market value adjustment in mortgage servicing rights.

Noninterest Expense

Noninterest expense increased $2.8 million, or 27%, to $13.0 million for the three months ended March 31, 2019, compared with $10.3 million for the three months ended March 31, 2018.  The increase was due primarily to a $2.1 million, or 32%, increase in salaries and employee benefits.  The increase in salaries and employee benefits was due primarily to an increase in the number of employees resulting from business growth and acquisitions during the fourth quarter of 2018.  The efficiency ratio was 46.9% in the first quarter of 2019, compared with 32.7% for the first quarter of 2018.

Income Taxes

Income tax expense decreased $1.1 million, or 24%, to $3.5 million for the three months ended March 31, 2019, compared with the three months ended March 31, 2018.  The decrease was due primarily to a

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29% decrease in pre-tax income over the same period.  The effective tax rate was 25.1% for the three months ended March 31, 2019 compared with 23.7% for the three months ended March 31, 2018.

Segments

For the three months ended March 31, 2019, net income increased 47% for Banking, decreased 113% for Multi-family Mortgage Banking, and decreased 17% for Mortgage Warehousing, compared with the first quarter of 2018.

About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business, including Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing; mortgage warehouse financing; retail and correspondent residential mortgage banking; agricultural lending; and traditional community banking.  Merchants Bancorp, with $4.0 billion in assets and $3.1 billion in deposits as of March 31, 2019, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Farmers-Merchants Bank of Illinois, Merchants Capital Servicing, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbankofindiana.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements,

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including those factors identified in “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

INVESTOR CONTACT: JOHN MACKE

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

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Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31,	December 31,
	2019	2018
Assets
Cash and due from banks	$19,554	$25,855
Interest-earning demand accounts	293,897	310,669
Cash and cash equivalents	313,451	336,524
Securities purchased under agreements to resell	6,838	6,875
Trading securities	129,914	163,419
Available for sale securities	296,669	331,071
Federal Home Loan Bank (FHLB) stock	18,880	7,974
Loans held for sale (includes $6,307 and $11,886, respectively at fair value)	882,071	832,455
Loans receivable, net of allowance for loan losses of $13,356 and $12,704, respectively	2,168,256	2,045,423
Premises and equipment, net	21,078	15,136
Mortgage servicing rights	76,249	77,844
Interest receivable	14,365	13,827
Goodwill	17,144	17,477
Intangible assets, net	3,381	3,542
Other assets and receivables	28,429	32,596
Total assets	$3,976,725	$3,884,163
Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$128,029	$182,879
Interest-bearing	2,992,998	3,048,207
Total deposits	3,121,027	3,231,086
Borrowings	338,031	195,453
Deferred and current tax liabilities, net	18,274	15,444
Other liabilities	21,562	20,943
Total liabilities	3,498,894	3,462,926
Commitments and Contingencies
Shareholders’ Equity
Common stock, without par value
Authorized - 50,000,000 shares
Issued and outstanding - 28,704,163 shares at March 31, 2018 and 28,694,036 shares at December 31, 2018	135,190	135,057
Preferred stock, without par value - 5,000,000 total shares authorized
8% Preferred stock - $1,000 per share liquidation preference
Authorized - 50,000 shares
Issued and outstanding - 41,625 shares	41,581	41,581
7% Series A Preferred stock - $25 per share liquidation preference
Authorized - 3,500,000 shares
Issued and outstanding - 2,000,000 shares	48,269	—
Retained earnings	252,637	244,909
Accumulated other comprehensive income (loss)	154	(310)
Total shareholders’ equity	477,831	421,237
Total liabilities and shareholders’ equity	$3,976,725	$3,884,163

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended March 31,
	2019	2018
Interest Income
Loans	$34,455	$24,612
Investment securities:
Trading	1,045	989
Available for sale - taxable	1,551	1,542
Available for sale - tax exempt	96	—
Federal Home Loan Bank stock	223	129
Other	2,304	1,766
Total interest income	39,674	29,038
Interest Expense
Deposits	14,227	7,016
Borrowed funds	1,316	1,914
Total interest expense	15,543	8,930
Net Interest Income	24,131	20,108
Provision for loan losses	649	1,406
Net Interest Income After Provision for Loan Losses	23,482	18,702

Noninterest Income
Gain on sale of loans	2,643	10,892
Loan servicing fees, net	(347)	(322)
Mortgage warehouse fees	753	486
Gains on sale of investments available for sale	127	—
Other income	488	257
Total noninterest income	3,664	11,313
Noninterest Expense
Salaries and employee benefits	8,567	6,487
Loan expenses	934	956
Occupancy and equipment	876	565
Professional fees	539	488
Deposit insurance expense	277	246
Technology expense	472	291
Other expense	1,370	1,237
Total noninterest expense	13,035	10,270
Income Before Income Taxes	14,111	19,745
Provision for Income Taxes	3,541	4,684
Net Income	$10,570	$15,061
Dividends on preferred stock	(833)	(833)
Net Income Allocated to Common Shareholders	9,737	14,228
Basic Earnings Per Share	$0.34	$0.50
Diluted Earnings Per Share	$0.34	$0.50
Weighted-Average Shares Outstanding
Basic	28,702,250	28,690,876
Diluted	28,737,439	28,710,480
Dividends Per Share	$0.07	$0.06

Key Operating Results

(Unaudited)

($ in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Noninterest expense	13,035	16,181	10,270

Net interest income (before provision for losses)	24,131	24,175	20,108
Noninterest income	3,664	14,735	11,313
Total income	27,795	38,910	31,421

Efficiency ratio	46.90%	41.59%	32.69%

Average assets	3,697,945	3,839,594	3,364,165
Net income	10,570	15,422	15,061
Return on average assets before annualizing	0.29%	0.40%	0.45%
Annualization factor	4.00	4.00	4.00
Return on average assets	1.14%	1.61%	1.79%
Return on average tangible common equity (1)	10.67%	16.24%	17.38%
Tangible book value per common share (1)	$12.80	$12.50	$11.54
Tangible common equity/tangible assets (1)	9.29%	9.28%	9.02%

(1) Non-GAAP financial measure - see “Reconciliation of Non-GAAP Measures”

(1) Reconciliation of Non-GAAP Financial Measures

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018

Net income	10,570	15,422	15,061
Less: preferred stock dividends	(833)	(832)	(833)
Net income available to common shareholders	9,737	14,590	14,228

Average shareholders equity	429,230	417,072	375,687
Less: average goodwill & intangibles	(20,982)	(16,127)	(6,616)
Less: average preferred stock	(43,190)	(41,581)	(41,581)
Average tangible common shareholder’s equity	365,058	359,364	327,490

Annualization factor	4.00	4.00	4.00
Return on average tangible common equity	10.67%	16.24%	17.38%

Total equity	477,831	421,237	379,713
Less: goodwill and intangibles	(20,525)	(21,019)	(7,054)
Less: preferred stock	(89,850)	(41,581)	(41,581)
Tangible common equity	367,456	358,637	331,078

Assets	3,976,725	3,884,163	3,675,849
Less: goodwill and intangibles	(20,525)	(21,019)	(7,054)
Tangible assets	3,956,200	3,863,144	3,668,795

Ending common shares	28,704,163	28,694,036	28,692,206

Tangible book balue per common share	$12.80	$12.50	$11.54
Tangible common equity/tangible assets	9.29%	9.28%	9.02%

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Int.	Rate	Balance	Int.	Rate	Balance	Int.	Rate
Assets:

Interest-bearing deposits, and other	$369,736	$2,527	2.77%	$490,189	$2,851	2.31%	$457,235	$1,895	1.68%
Securities available for sale - taxable	292,500	1,551	2.15%	331,613	1,740	2.08%	416,266	1,542	1.50%
Securities available for sale - tax exempt	12,460	96	3.12%	—	—	—	—	—	—
Trading securities	109,423	1,045	3.87%	125,582	1,235	3.90%	121,029	989	3.31%
Loans and loans held for sale	2,746,562	34,455	5.09%	2,736,228	33,999	4.93%	2,247,890	24,612	4.44%
Total interest-earning assets	3,530,681	39,674	4.56%	3,683,612	39,825	4.29%	3,242,420	29,038	3.63%
Allowance for loan losses	(12,704)			(11,495)			(9,071)
Noninterest-earning assets	179,968			167,477			130,816
Total assets	$3,697,945			$3,839,594			$3,364,165

Liabilities & Shareholders’ Equity:

Interest-bearing checking	1,314,733	6,434	1.98%	1,335,051	6,122	1.82%	645,339	2,425	1.52%
Savings deposits	147,534	80	0.22%	149,454	78	0.21%	381,749	215	0.23%
Money market	892,806	4,208	1.91%	904,838	4,234	1.86%	816,707	2,887	1.43%
Certificates of deposit	618,646	3,505	2.30%	627,929	3,355	2.12%	398,992	1,489	1.51%
Total interest-bearing deposits	2,973,719	14,227	1.94%	3,017,272	13,789	1.81%	2,242,787	7,016	1.27%
Borrowings	88,353	1,316	6.04%	74,072	1,861	9.97%	65,635	1,914	11.83%
Total interest-bearing liabilities	3,062,072	15,543	2.06%	3,091,344	15,650	2.01%	2,308,422	8,930	1.57%
Noninterest-bearing deposits	155,218			293,197			656,284
Noninterest-bearing liabilities	51,425			37,981			23,772
Total liabilities	3,268,715			3,422,522			2,988,478
Shareholders’ equity	429,230			417,072			375,687
Total liabilities and shareholders’ equity	$3,697,945			$3,839,594			$3,364,165
Net interest income		$24,131			$24,175			$20,108
Net interest spread			2.50%			2.28%			2.06%
Net interest-earning assets	$468,609			$592,268			$933,998
Net interest margin			2.77%			2.60%			2.52%
Average interest-earning assets to average interest-bearing liabilities			115.30%			119.16%			140.46%

Segment Results

(Unaudited)

($ in thousands)

	Net Income
	Three Months Ended		Total Assets
	March 31,		March 31,	December 31,
Segment	2019	2018	2019	2018

Multi-family Mortgage Banking	$(712)	$5,484	$160,609	$166,102
Mortgage Warehousing	3,832	4,630	1,554,233	1,430,776
Banking	8,769	5,980	2,223,890	2,256,687
Other	(1,319)	(1,033)	37,993	30,598
Total	$10,570	$15,061	$3,976,725	$3,884,163